BYLAWS

OF

U.S. Xpress Enterprises, Inc.
(A Nevada for profit corporation)

ARTICLE 1
GENERAL PROVISIONS

1.1     State of Incorporation. This corporation is incorporated under the laws of the State of Nevada. Any reference to "this state" means the State of Nevada, and any reference to "the laws of this state" includes the Nevada General Corporation Law.

1.2     Gender and Number. Any use of the masculine includes the feminine and the neuter; and any use of the singular includes the plural, whenever such meanings are appropriate.

1.3     Headings. The headings appearing at the beginning of each Article and Section in these bylaws are intended only as an index and are not to be construed to vary the meaning of the provision to which they refer.

1.4     Required by Law. The term "required by law" as used in these bylaws means as required from time to time by the Nevada General Corporation Law or the Articles of Incorporation of the corporation.

ARTICLE 2
OFFICES

The principal office of the corporation in this state shall be located at One East First Street, Reno, Washoe County, 89501. The principal business office of the corporation shall be located at 2931 South Market Street, Chattanooga, Hamilton County, Tennessee 37410-1096. The corporation may have such other offices without restrictions as to location as the Board of Directors may designate or as the business of the corporation may require.

ARTICLE 3
MEETINGS OF SHAREHOLDERS

3.1     Annual Meeting. The annual meeting of the shareholders shall be held on such date and at such time as may be designated by the Board of Directors. Unless the date or time or location is otherwise specified by the Board of Directors, the annual meeting shall be held at the principal business office of the Corporation in Chattanooga, Tennessee on the second Monday in June of each year at 9:00 a.m. [per Amendment 4/29/91], or as close thereto as practicable.

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3.2     Special Meetings. Special meetings of the shareholders, for any purpose or purposes described in the notice of the meeting, may be called by the Board of Directors or the president. Additionally, a special meeting may be called if the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, sign, date, and deli ver to the corporation's secretary one (1) or more written demands for the meeting describing the purpose or purposes for which it is to be held.

3.3     Notice of Meeting. Written notice of the place, date, and time of all meetings of the shareholders shall be given, not less than ten nor more that sixty days before the date on which the meeting is to be held, to each shareholder entitled to vote at such meeting, except as otherwise provided herein or required by law. Notice of a meeting of shareholders must include a description of the purpose or pur poses for which the meeting is called.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than four (4) months after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the adjourned meeting must be given to persons who are shareholders as of the new record date. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

3.4     Waiver of Notice. Notice, pursuant to Section 3.3, may be waived by the unanimous written consent of all those parties who are entitled to be present at the meeting.

3.5    Place of Meetings. The location for any meeting of the shareholders shall be the principal business office of the corporation unless another location for that meeting is designated by the Board of Directors.

3.6     Fixing of Record Date. The Board of Directors may fix in advance a date as the record date for any determination of shareholders; the record date is to be not more than sixty (60) days prior to the meeting or action requiring a determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been ma de as provided in this Section, that determination applies to any continuation of that meeting unless a new record date for that meeting is fixed by the Board of Directors, which the Board must do if the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting.

3.7     Quorum. At any meeting of the shareholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

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If a quorum is not present at any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

3.8     Organization. Such person as the Board of Directors may have designated or, in the absence of such designation, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the shareholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

3.9     Conduct of Business. Except as may be otherwise required by law, the chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of discussion.

3.10     Voting. Each shareholder of record is entitled to one vote for each share of stock having voting power and registered in his name on the books of the corporation. Unless a different requirement is prescribed by these bylaws, or required by law, whenever any corporate action is to be taken by vote of the shareholders, it may be authorized by a vote of a majority of the shareholders entitled to vote on such action and represented at a meeting at which a quorum is present.

3.11     Proxies. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for six (6) months unless another period is expressly provided in the appointment form, which pe riod shall in no event exceed seven (7) years from the date of its execution. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and is coupled with an interest.

3.12     Shareholders' List. A complete list of shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order for each class of stock and showing the address of each such shareholder and the number of shares registered in his name, shall be open to the examination of any such shareholder, for any purpose germane to the meeting, during ordinary business hours, beginning two (2) business days after notice of the meeting is given, either at the registered office of the corporation, its principal place of business, or at the office of the transfer agent or registrar.

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The share list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such shareholder who is present. This list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number of shares held by each of them.

3.13     Action by Consent of Shareholders. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, and signed in one or more counterparts by shareholders representing at least a majority of the voting power of shareholders entitled to vote with respect to the subject matter thereof, unless any greater proportion of voting power is required by law to approve such action, in which case written consents representing such greater proportion shall be required.

ARTICLE 4
BOARD OF DIRECTORS

4.1     General Powers. The business and affairs of the corporation shall be managed by the Board of Directors.

4.2     Number and Qualification. The number of directors shall be fixed at not more than nine (9) nor less than two (2) as the directors holding office may determine [per Amendment 3/30/98]. Directors need not be shareholders or residents of this state, but must be of legal age.

4.3     Election and Term of Office. Each director shall be elected to serve until the first annual meeting of the shareholders or until his successor is elected and qualified or removed; and thereafter each director shall be elected at the annual meeting of the shareholders for a term of one year and shall serve until his successor is elected and qualified, except as otherwise provided by these bylaws or req uired by law.

Whenever the authorized number of directors is increased between annual meetings of the shareholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and shall serve until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

4.4     Meetings. The annual meeting of the Board of Directors shall be held as soon as practicable after the adjournment of the annual meeting of the shareholders. The Board of Directors may also designate more frequent intervals for regular meetings. The location for any meeting of the Board of Directors shall be the principal business office of the corporation unless another location for that meeting is de signated by the Board of Directors. Special meetings may be called at any time by the chairman of the board, president or a majority of the directors.

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4.5     Notice of Meetings of Board of Directors. The annual and all regular meetings of the Board of Directors may be held without notice. Notice of the place, date, and time of any special meeting shall be given each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by a facsimile transmission of the same not less then twenty-four (24) hours bef ore the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. Neither the business to be transacted nor the purpose of the meeting need be specified in any notice of waiver of notice.

4.6    Quorum and Vote. The presence of a majority of the directors constitutes a quorum for the transaction of business. When a quorum is once present to organize a meeting, is not broken by the subsequent withdrawal of any of those present. The vote of a majority of the directors present at a meeting at which a quorum is present is the act of the Board of Directors.

4.7    Presumption of Assent. A director who is present at a meeting of the Board of Directors is presumed to have concurred in any action taken at the meeting unless one of the following occur: (1) the director objects at the beginning of the meeting (or promptly upon his arrival) to holding or transacting business at the meeting; (2) the director's dissent to or abstention from such action is entered in t he minutes of the meeting; (3) the director submits his written dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after the adjournment of the meeting. The right to dissent or abstain does not apply to a director who voted in favor of the action.

4.8     Powers. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the corporation, including, without limiting the generality of the foregoing, the unqualified power:

(1)     To declare dividends from time to time in accordance with law;

(2)     To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(3)     To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(4)     To remove any officer of the corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

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(5)     To confer upon any officer of the corporation the power (and to eliminate such power) to appoint, remove and suspend subordinate officers, employees and agents;

(6)     To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the corporation and its subsidiaries as it may determine;

(7)     To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the corporation and its subsidiaries as it may determine; and

(8)     To adopt from time to time regulations, not inconsistent with these bylaws, for the management of the corporation's business and affairs.

4.9     Compensation of Directors. Directors may receive only such compensation for their services as directors as is approved by the Board of Directors; but the Board of Directors may authorize reimbursement of expenses incurred in the performance of their duties. Such authorization may prescribe the procedure for approval and payment of such expenses by designated officers of the corporation. Nothing her ein precludes a director from serving the corporation in any other capacity and receiving compensation for such services.

4.10     Participation in Meetings By Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other and such participation shall constitute presence in person at such me eting; provided, however, that each person participating in such meeting shall be required to sign the minutes thereof, which signature may be in counterparts.

4.11     Action by Consent of Directors. Whenever the Board of Directors is required or permitted to take any action by vote, such action may be taken without a meeting on written consent setting forth the action so taken, signed in one or more counterparts by all directors entitled to vote with respect to the subject matter thereof.

ARTICLE 5
COMMITTEES

5.1     Committees. The Board of Directors, by a resolution adopted by a majority of the entire Board of Directors, may create one or more committees, consisting of one (1) or more directors. Except as otherwise limited by this Section, any committee may be delegated such authority as the Board of Directors deems desirable. However, no committee may exercise the authority of the Board of Directors to do any of the following:< /FONT>

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(a)     Amend the Charter;

(b)     Adopt, amend or repeal the bylaws;

(c)     Submit to shareholders any action that, as required by law, needs shareholders' authorization;

(d)     Fill vacancies in the Board of Directors or in any committee;

(e)     Adopt a plan of distribution of the corporate assets except according to a-formula or a method specifically prescribed by the Board of Directors;

(f)     Approve a plan of merger not requiring shareholder approval;

(g)    Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors;

(h)     Authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee to do so within limits specifically prescribed by the Board of Directors.

Each committee serves at the pleasure of the Board of Directors. The designation of any committee and the delegation of authority to that committee does not relieve any director of any responsibility imposed by law.

5.2     Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of two members, in which event one me mber shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and any writings are filed with the minutes of the proceedings of such committee.

ARTICLE 6
OFFICERS

6.1     Number. The offices of the corporation shall consist of a president, a secretary, a treasurer, a resident agent in the state and such other officers as the Board of Directors may deem necessary. Any two or more offices may be held by the same person.

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6.2    President. The president shall be the chief executive officer of the corporation. Subject to the provisions of these bylaws and to the direction of the Board of Directors, he shall have the responsibility for the general management and control of the business and affairs of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or w hich are delegated to him by the Board of Directors. He shall have power to sign all share certificates, contracts and other instruments of the corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the corporation.

6.3     Vice President. Each vice-president shall have such powers and dutiesas may be delegated to him by the Board of Directors. One vice president (if there is one) shall be designated by the Board to perform the duties and exercise the powers of the president in the event of the president's absence or disability.

6.4     Treasurer. The treasurer shall have the responsibility for maintaining the financial records of the corporation and shall have custody of all monies and securities of the corporation. He shall make such disbursements of the funds of the corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the corporation. The treasurer s hall also perform such other duties as the Board of Directors may from time to time prescribe.

6.5     Secretary. The secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the shareholders and the Board of Directors. He shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

6.6     Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provisions hereof.

6.7     Election and Term. The officers shall be elected by the Board of Directors at its initial meeting and thereafter at its annual meeting. Each officer serves until the expiration of the term for which he is elected and thereafter until his successor has been elected and qualified or until his earlier resignation or removal. An officer need not be a director.

6.8    Compensation. The Board of Directors may fix compensation of the officers and employees of the corporation. The Board of Directors may delegate to any officer the authority to fix such compensation except his own.

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6.9                   Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the president or any officer of the corporation authorized by the president shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE 7
RESIGNATIONS, REMOVALS AND VACANCIES

7.1                  Resignations. Any officer or director may resign at any resignation time by giving written notice to the corporation. Any such resignation takes effect at the time specified therein, or, if no time is specified, then upon its acceptance by the Board of Directors.

7.2                Removal of Officers. Any officer or agent may be removed by the Board of Directors at any time with or without cause. One or more of the directors may be removed by the Board of Directors at any time with or without cause.

7.3                          Removal of Directors. One or more of the directors may be removed with or without cause by vote of the shareholders. A director may be removed by the shareholders only at a meeting call ed for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes, of the meetings is removal of directors.

7.4              Vacancies. Vacancies occurring in any office or directorship for any reason, may be filled for the unexpired term by the vote of a majority of the directors then in office, even if less than a quorum exists, and shall serve until his successor is elected and qualified. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

ARTICLE 8
CONTRACTS, CHECKS, DEPOSITS AND FUNDS

8.1              Authorization. The Board of Directors may authorize any agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation; and such authority may be general or confined to specific instances. The Board of Directors may determine all requirements relating to who may execute, and the manner of executi on for, all orders for the payment of money and evidences of indebtedness issued in the name of the corporation.

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8.2                      Funds. All funds of the corporation not otherwise utilized shall be deposited to the credit of the corporation in such depositories as the Board of Directors may select or as may be designated by any agent of the corporation to whom such power is delegated by the Board of Directors.

8.3               Acceptance of Gifts. The Board of Directors, or any agent of the corporation to whom such authority is delegated by the Board of Directors, may accept on behalf of the corporation any contribution, gift, bequest or devise for general purposes or for any special purpose of the corporation.

8.4   Audits. For any fiscal year, the accounts of the corporation will be audited upon the written request of any director by an independent certified public accountant, provided, however, that only one such audit shall be required pursuant to the terms of this Section. The report of the audit shall be submitted to each director.

8.5   Bond. At the direction of the board of directors, any officer or employee of the corporation may be bonded. The expense of furnishing any such bond will be paid by the corporation.

ARTICLE 9
CAPITAL STOCK

9.1                  Share Certificates. Shares may but need not be represented by certificates. Share certificates shall be signed by any two (2) officers (which signatures may be facsimile signatures) of the corporation so designated by the Board of Directors, and, the absence of such designation, by the president and the secretary. At a min imum, each share certificate must state on its face:

(a)                   the name of the issuing corporation and that it is organized under the laws of this State;

(b)                    the name of the persons to whom issued; and

(c)                   the number and class of shares and the designation of the series, if any, the certificate represents.

9.2                Transfers of Shares. Transfers of shares shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the corporation, but such shares are subject to any restriction on transfer imposed by either the applicable securities laws or a ny applicable shareholder agreements. Except where a certificate is issued in accordance with Section 9.3 of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefore.

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9.3                      Loss of Certificates. In the case of the loss, theft, mutilation, or destruction of a share certificate, a new certificate may be issued upon such terms as the Board of Directors prescribes, concerning proof of such loss, theft or destruction and concerning the giving of satisfactory bond or bonds of ind emnity.

9.4              Regulations The issue, transfer, conversion and registration of certificates for shares shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE 10
NOTICES

10.1             Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any shareholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof; by depositing such notice in the mails, postage paid. Any such notice shall be addressed to such shareholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the corporation The time when such notice is received, if hand delivered or when such notice is dispatched if delivered through the mails shall be the time of the giving of the notice. Unless authorized by law, notice may not be by facsimile transmission, telegram or mailgram.

10.2             Waiver of Notice. Whenever any notice is required to be given to any shareholder or director of the corporation, a written waiver of that notice signed by each person entitled to notice, whether signed before or after, the time stated therein, is equivalent to the giving of notice.

ARTICLE 11
INDEMNIFICATION

Any director or officer, or the executor or administrator of any director or officer, is entitled to indemnification to the fullest extent permissible under the laws of this state.

ARTICLE 12
MISCELLANEOUS

12.1            Corporate Seal. The corporation may have a corporate seal which may be adopted or altered by the Board of Directors. The presence or absence of a seal on any instrument, or its addition thereto, does not affect the character, validity, or legal effect of that instrument.

12.2             Facsimile Signatures. Facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by these bylaws, the Board of Directors or a committee thereof, unless the use of facsimile signatures is not authorized by law.

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12.3             Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any o f its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

12.4               Fiscal Year. The fiscal year of the corporation shall be as fixed by the Board of Directors.

   12.5            Time Periods. In applying any provision of these bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be inc luded.

ARTICLE 13
AMENDMENTS

These bylaws may be amended or repealed by the Board of Directors, unless otherwise required by law, or by the shareholders.

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